UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2017

Xenith Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 31, 2008, Xenith Bankshares, Inc. (the “Company”) entered into a Letter Agreement and Securities Purchase Agreement – Standard Terms with the United States Department of the Treasury (the “Treasury”), pursuant to which the Treasury purchased (i) shares of the Company’s preferred stock (the “Original Preferred Shares”) and (ii) a warrant to purchase shares of the Company’s common stock (the “Warrant”). On August 12, 2010, the Company entered into an Exchange Agreement with the Treasury, pursuant to which (i) the Treasury exchanged the Original Preferred Shares for newly issued shares of the Company’s preferred stock, which the Treasury immediately converted into shares of the Company’s common stock (the “Exchanged Shares”), and (ii) the terms of the Warrant were amended. The Treasury subsequently sold the Exchanged Shares in an underwritten public offering.

On September 13, 2017, the Company repurchased the Warrant from the Treasury for an aggregate cash purchase price of $1,671,000, the fair market value of the Warrant as agreed upon by the Company and the Treasury, and cancelled the Warrant. Following the Company’s repurchase of the Warrant, the Treasury has no remaining equity stake in the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2017

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President and Chief Financial Officer